As filed with the Securities and Exchange Commission on May 29, 2014
Registration No. 333-144132

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
Registration Statement No. 333-144132
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CommunityOne Bancorp
(Exact name of registrant as specified in its charter)

North Carolina		56-1456589
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)
1017 East Morehead Street, Suite 200
Charlotte, North Carolina 28204
(Address of principal executive offices)

CommunityOne 401(k) Plan (formerly the FNB Retirement Savings Plus Benefit Plan)
(Full title of the plan)

Beth S. DeSimone
Vice President, General Counsel and Secretary
CommunityOne Bancorp
1017 E. Morehead Street Suite 200
Charlotte, North Carolina 28204
(336) 626-8300
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

REMOVAL OF SECURITIES FROM REGISTRATION
CommunityOne Bancorp, a North Carolina corporation (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-144132) (the “Registration Statement”) with the Securities and Exchange Commission on June 28, 2007. The Registration Statement covered an aggregate of 200,000 shares of common stock (“Common Stock”) of the Registrant issued under the CommunityOne Bancorp Employees’ 401(k) Plan (formerly known as the FNB Retirement/Savings Plus Benefit Plan)(the “Plan”), and an indeterminate amount of plan interests.
The Plan has terminated the option to invest in shares of Common Stock under the Plan. Any investment of Plan accounts in Common Stock has been frozen and all common stock in the Plan has been liquidated. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration the Common Stock and plan interests not heretofore issued pursuant to the Registration Statements. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, State of North Carolina on May 28, 2014.

COMMUNITYONE BANCORP
By:		/s/ David L. Nielsen
	Name:	David L. Nielsen
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated:

Signature
/s/ Brian E. Simpson
Brian E. Simpson	Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2014
/s/ David L. Nielsen
David L. Nielsen	EV President and Chief Financial Officer (Principal Financial Officer)	May 28, 2014
/s/ Austin A. Adams
Austin A. Adams	Director and Chairman of the Board	May 28, 2014

John J. Bresnan	Director	May 28, 2014

Scott B. Kauffman	Director	May 28, 2014
/s/ Jerry R. Licari
Jerry R. Licari	Director	May 28, 2014
/s/ J. Chandler Martin
J. Chandler Martin	Director	May 28, 2014
/s/ T. Gray McCaskill
T. Gray McCaskill	Director	May 28, 2014
/s/ H. Ray. McKenney, Jr.
H. Ray McKenney, Jr	Director	May 28, 2014
/s/ Robert L. Reid
Robert L. Reid	Director	May 28, 2014
/s/ Boyd C. Wilson
Boyd C. Wilson	Director	May 28, 2014

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statements to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 28, 2014.

CommunityOne 401(k) Plan
(formerly the FNB Retirement/Savings Plus Benefit Plan)

By:	/s/ Deborah B. Auman
Name:	Deborah B. Auman
Title:	Executive Vice President and Chief Human Resources Officer

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